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                                                                  Exhibit 23.6

                                                      February 28, 1998

United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, Illinois 60007

     Re: Registration Statement on Form S-4 with respect to the registration of the United Airlines Enhanced Pass Through Certificates, Series 1997-1A and Series 1997-1B

Ladies and Gentlemen:

     We hereby consent to the reference to this firm in the above-referenced Registration Statement and the related Prospectus under the headings "Prospectus Summary -- Section 1110 Protection" and "Summary of New Certificates and Certain Agreements -- Description of the Equipment Notes -- Remedies," in each case with respect to the summary of our opinion dated as of December 23, 1997 contained in the text under such headings. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                              Very truly yours,

                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                              By:/s/ Dean N. Gerber
                                 -----------------------------
                              Name:Dean N. Gerber
                              Title:  Partner